                                                                   EXHIBIT 10.7


                                      LEASE

                               DATED MAY 15, 1997

                                     BETWEEN

                           HARRY F. STIMPSON, III, AS
            TRUSTEE UNDER THE WILL OF HARRY F. STIMPSON, AS LANDLORD

                                       AND

                           IMMUNOGEN, INC., AS TENANT






                                148 SIDNEY STREET
                            CAMBRIDGE, MASSACHUSETTS

                                TABLE OF CONTENTS

ARTICLE I
      REFERENCE DATA.......................................................   1
      1.1   Subjects Referred To:..........................................   1

ARTICLE II
      PREMISES AND TERM....................................................   3
      2.1   Premises.......................................................   3
      2.2   Term...........................................................   3

ARTICLE III
      CONSTRUCTION.........................................................  3
      3.1   General Provisions Applicable to Construction .................  3
      3.2   Representatives................................................  4
      3.3   Parking Area and Driveway .....................................  4

ARTICLE IV
      RENT.................................................................  4
      4.1   Annual Fixed Rent .............................................  4
      4.2   Additional Rent................................................  5
      4.3   Accounting.....................................................  6
      4.4   Payment of Additional Rent.....................................  6
      4.5   Utilities......................................................  7
      4.6   Net Lease......................................................  7

ARTICLE V
      LANDLORD'S COVENANTS.................................................  8
      5.1   Landlord's Covenants...........................................  8
      5.2   Interruptions..................................................  8

ARTICLE VI
      TENANT'S COVENANTS...................................................  9
      6.1   Tenant's Covenants.............................................  9

ARTICLE VII
      CASUALTY AND TAKING..................................................  13
      7.1   Casualty and Taking............................................  13
      7.2   Reservation of Award...........................................  14

ARTICLE VIII
      RIGHTS OF MORTGAGEE..................................................  14
      8.1   Subordination..................................................  14
      8.2   Entry Other Than for Foreclosure...............................  15


                                       (i)

      8.3   Entry for Foreclosure..........................................  15
      8.4   No Prepayment..................................................  15
      8.5   No Release or Termination......................................  15
      8.6   No Modification, etc...........................................  15
      8.7   Continuing Offer...............................................  16
      8.8   Implementation.................................................  16

ARTICLE IX
      DEFAULTS.............................................................  16
      9.1   Events of Default..............................................  16
      9.2   Tenant's Obligations After Termination.........................  17
      9.3   Landlord's Default.............................................  18
      9.4   Administrative Charge for Late Rent............................  18

ARTICLE X
      MISCELLANEOUS........................................................  18
      10.1  Titles.........................................................  18
      10.2  Notice of Lease................................................  18
      10.3  Consent........................................................  18
      10.4  Notice.........................................................  18
      10.5  Bind and Inure.................................................  19
      10.6  No Surrender...................................................  19
      10.7  No Waiver, Etc.................................................  19
      10.8  No Accord and Satisfaction.....................................  19
      10.9  Cumulative Remedies............................................  20
      10.10 Partial Invalidity.............................................  20
      10.11 Landlord's Right to Cure Tenant's Default......................  20
      10.12 Estoppel Certificates..........................................  20
      10.13 Waiver of Subrogation..........................................  21
      10.14 Brokerage......................................................  21
      10.15 Unavoidable Delays.............................................  21
      10.16 Security Deposit...............................................  22
      10.17 Liability of Landlord..........................................  22
      10.18 Parking Lot....................................................  22


                                      (ii)

                                    ARTICLE I
                                 REFERENCE DATA

      1.1   SUBJECTS REFERRED TO:

      Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section l.l:

     Landlord:                     Harry F. Stimpson, III, Trustee under the Will of
                                   Harry F. Stimpson
                                   One Apple Hill
                                   Natick, Massachusetts 01760

     Landlord's
     Representative:               Kristin E. Blount

     Tenant:                       ImmunoGen, Inc.
                                   148 Sidney Street
                                   Cambridge, Massachusetts 02138

     Tenant's
     Representative:               Kathleen Carroll

     Premises:                     Premises consisting of the land and a
                                   building containing 15,000 rentable square
                                   feet known as 148 Sidney Street, Cambridge,
                                   Massachusetts assessed by the City of
                                   Cambridge as block 67 - lot 48 together with
                                   45 parking spaces in the Parking
                                   Lot.

     Parking Lot:                  The parking area and driveway servicing the
                                   parking area located on 2 parcels of land on
                                   Merriam Street, Cambridge, Massachusetts
                                   assessed by the City of Cambridge as block 67
                                   - lots 45 and 46 with a land area of 17,072
                                   square feet.

     Building:                     The building located on the Premises containing
                                   approximately 15,000 rentable square feet.

     Term:                         Three (3) years, commencing on the Lease
                                   Commencement Date and expiring three (3) years
                                   thereafter (the "Term"), except as the Term may be
                                   terminated as provided herein.

     Tenant's Lease
     Execution Date:               May __, 1997

     Lease Year:                   As defined in Section 2.2.

     Lease Commencement
     Date:                         October 1, 1997

     Annual Fixed Rent:            $322,500.00/year

     Additional Rent:              Tenant's Proportionate Share of Taxes and
                                   Operating Expenses as defined in Section 4.2.

     Tenant's Proportionate
     Share:                        100%

     Permitted Uses:               General office and laboratory space for
                                   a medical research business, provided,
                                   however, that the foregoing use is in
                                   compliance with all applicable zoning, land
                                   use, licensing and other laws and
                                   regulations.

     Tenant's Public Liability
     Insurance, Bodily
     Injury Insurance:             $1,000,000 each accident.

     Tenant's Property Damage
     Insurance:                    $300,000 each accident.

     Brokers:                      Meredith & Grew Incorporated

     Security Deposit:             $53,750.00, subject to the provisions of Section
                                   10.16.

     Event of Default:             As defined in Section 9.1.

                                   ARTICLE II
                                PREMISES AND TERM

     2.1  PREMISES

     Landlord hereby leases to Tenant, subject to and with the benefit of the provisions of this Lease, the Premises. Tenant is currently in possession of the Premises and is fully aware of the existing conditions of the Premises and agrees to take the same on a strictly "as is" basis without warranty or representation, express or implied, except as expressly set forth herein.

     2.2  TERM

     Tenant shall have and hold the Premises for a period commencing with the Lease Commencement Date and continuing for the Term, unless sooner terminated as provided in Section 7.l or in Article IX. As used in this Lease, "Lease Year" shall mean the twelve (12) full calendar months plus the partial calendar month, if any, commencing on the Lease Commencement Date, and each anniversary thereof, and expiring twelve (12) calendar months thereafter. If this Lease ends on a day other than the last day of a Lease Year, as herein defined, the last Lease Year shall end on the termination date.

                                   ARTICLE III
                                  CONSTRUCTION

     3.1  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

     All construction work in the Premises shall be first approved by Landlord and shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times, and shall promptly give notice of observed defects. Prior to the commencement of any construction work at the Premises, Tenant shall: (a) secure all licenses and permits necessary therefor and provide copies thereof to Landlord; (b) deliver to Landlord a statement of the names and addresses of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; (c) cause each contractor to carry worker's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees, and comprehensive public liability insurance with such limits as are set forth in Section 1.1 (all such insurance to be written insuring Landlord and Tenant as well as the contractors); and (d) deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises. Tenant agrees to discharge or bond over any such liens which may so attach and agrees to indemnify Landlord for, from and against any and all loss, cost or expense, including reasonable attorneys' fees and expenses incurred by Landlord as a result of any construction work undertaken by Tenant at the Premises.

     3.2  REPRESENTATIVES

     Each party authorizes the other to rely in connection with matters of design and construction, upon approval and other actions on the party's behalf by the Representative of the party named in Section 1.1 hereto or any person hereafter designated in substitution or addition by notice to the party so relying.

     3.3  PARKING AREA AND DRIVEWAY

     Tenant shall be entitled to the use of forty-five (45) parking spaces in the Parking Lot. Landlord covenants to regrade, repave and restripe the Parking Lot prior to October 1, 1997 subject to Unavoidable Delays (as defined in
Section 10.15 of this Lease).

     Landlord reserves the right to impose reasonable rules and controls on the operation of the Parking Lot provided such rules and controls do not conflict with the provisions of this Lease.

                                   ARTICLE IV
                                      RENT

     4.1  ANNUAL FIXED RENT

     Tenant agrees to pay, without any offset or deduction whatever, fixed rent to Landlord at the Annual Fixed Rent set forth in Section 1.1 beginning with the Lease Commencement Date, in equal installments of l/l2th of the Annual Fixed Rent, in advance on the first day of each calendar month included in the Term.

     Annual Fixed Rent shall be increased annually in proportion to seventy percent (70%) of the change in the National Consumer Price Index for all Urban Consumers (the "Index") published by the United States Bureau of Labor Statistics, using the month in which occurs the first date of the term as the base with the first such adjustment to be made for the month beginning October 1, 1998. In the event of a change in Annual Fixed Rent, Landlord shall send a notice to Tenant setting forth the new fee and Tenant shall pay to the Landlord, within 15 days of receiving such notice, the additional lease fee owed for the months which have elapsed since the effective date of such adjustment, and each installment thereafter shall be paid in the amount as so adjusted until the next adjustment, if any. In the event that any substantial change is made in the method of establishing the Index, then the Index shall, if possible, be adjusted so that the resulting Annual Fixed Rent is that which would have resulted had no change occurred in the manner of computing such Index. In the event that the Index (or its successor or substitute Index) is unavailable, or substantially changed in the manner which makes the adjustment contemplated above and practical, a reliable governmental or other non-partisan publication evaluating substantially the same information theretofore used in determining the Index shall be used by Landlord in lieu of such Index.

     4.2  ADDITIONAL RENT

          4.2.1  ADDITIONAL RENT

     In order that the Annual Fixed Rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay either directly or to the Landlord, as Additional Rent, Tenant's Proportionate Share of Taxes and charges for utilities and other services with respect to the Premises as hereinafter provided in this Lease. Landlord shall only be responsible for the payment of costs incurred in connection with its obligations under Sections 5.1.1. and 5.1.3 of this Lease. Appropriate prorations (on a daily basis) of Tenant's Proportionate Share of Taxes shall be made at the beginning and end of the Term for any calendar year (or other accounting period), only part of which falls within the Term. Tenant's obligation to pay such amounts as Additional Rent shall survive any termination of this Lease by lapse or otherwise.

          4.2.2  TENANT'S PROPORTIONATE SHARE OF TAXES

          For the purposes hereof, "Taxes" shall mean: all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges in the nature of real estate taxes or real estate special assessments of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, with respect to any annual accounting period used by Landlord pursuant to Section 4.2, imposed or levied upon, or assessed against the Premises or any portion thereto, and reasonable expenses of any proceeding for abatement of the foregoing items included in Taxes; provided, however, that Landlord shall pay any taxes, assessments, levies, fees, exactions and charges over the longest period allowed by law, and only the portion required to be paid during any annual accounting period shall be included in Taxes for such accounting period. Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, secession, capital, levy or transfer tax of Landlord, or any net income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease.

          If there is an abatement in Taxes with respect to any portion of an annual accounting period during the Term with respect to which Tenant paid Additional Rent, and Landlord receives a tax refund or reimbursement as a result thereof, then Taxes for such annual accounting period shall be reduced by the amount of such tax refund or reimbursement after repayment of Landlord's expenses incurred in connection therewith. Landlord shall inform Tenant of any action to seek an abatement of Taxes. Additionally, Landlord agrees that Tenant, after notice and in cooperation with Landlord, may, at its sole cost and expense, commence any proceedings to contest the validity or amount of any such tax. Landlord shall cooperate, at the cost of Tenant, on any such proceeding and any such proceeding shall be conducted in accordance with the provisions of any mortgage encumbering the Premises.

     4.3  ACCOUNTING

          As of the date of this Lease, Landlord's accounting period is the calendar year. Landlord shall have the right from time to time to change the periods of accounting hereunder to any annual period other than a calendar year, and upon any such change, all items referred to in said Sections 4.2 and 4.3 shall be appropriately apportioned on a daily basis. In all statements rendered under Section 4.3, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned on a daily basis. Any costs which are not determinable at the time of a statement shall be included therein on the basis of Landlord's reasonable estimate, and Landlord shall render promptly after determination of such costs a supplemental statement and appropriate adjustment shall be made according thereto, including any adjustments resulting in a refund to Tenant due for the award of a tax abatement to Landlord relating to Tenant's Proportionate Share of Taxes paid during the term of this Lease. All statements shall be prepared on an accrual basis of accounting.

     4.4  PAYMENT OF ADDITIONAL RENT, OPERATING STATEMENTS

     Beginning on the Lease Commencement Date and thereafter on the first day of each month of the Term, Tenant shall make "Estimated Additional Rent Payments" in equal monthly amounts reasonably determined by Landlord from time to time to provide in the aggregate, a fund adequate to pay Tenant's Proportionate Share of Taxes for such calendar year (or other annual accounting period) without need for adjustment as hereinafter described. If the Term includes a partial calendar month at its beginning or end, the Estimated Additional Rent Payment for such partial month shall be pro rated for each day in such partial month within the Term, and shall be payable on the first day of such partial month during the Term. Landlord shall provide notice to Tenant of the amount of the Estimated Additional Rent Payments, and of any increases therein. If the aggregate amount of Estimated Additional Rent Payments with respect to any calendar year (or other annual accounting period) exceeds the amount of Tenant's Proportionate Share of Taxes with respect to such calendar year (or other annual accounting period), then such excess shall be applied as a credit against the next ensuing Estimated Additional Rent Payment(s) after Landlord delivers its Operating Statement for such year (or other accounting period); or, if the Term has then expired, Landlord shall promptly pay to Tenant such excess.

     Within a reasonable period after the end of the first calendar year occurring within the Term and of each succeeding calendar year during the Term or fraction thereof at the beginning or end of the Term, Landlord shall render to Tenant a statement ("Operating Statement") in reasonable detail and prepared according to generally accepted accounting practices, certified by a representative of Landlord, showing for the preceding calendar year (or other accounting period) or fraction thereof, as the case may be (a) actual

Taxes with respect to such calendar year (or other accounting period), and (b) Tenant's Proportionate Share of actual Taxes. Landlord shall use reasonable efforts to deliver the Operating Statement within one hundred twenty (120) days after the end of each calendar year (or other accounting period). Any items which are not determinable at the time an Operating Statement is rendered shall be included on the basis of Landlord's reasonable estimate and with respect thereto Landlord shall promptly after determination, render a supplemental Operating Statement, and appropriate adjustment shall be made according thereto. Within thirty (30) days after the date of delivery of each such Operating Statement, Tenant shall pay to Landlord as additional rent, the amount of Tenant's Proportionate Share of Operating Expenses and Taxes shown thereon for the preceding calendar year (or other accounting period) or fraction thereof, less the aggregate amount of any Estimated Additional Rent Payments previously paid as hereinafter provided with respect to said calendar year (or other accounting period) or fraction thereof.

     Tenant or its representatives shall have the right, upon reasonable prior notice, to examine Landlord's books and records with respect to items in the Operating Statement during normal business hours at Landlord's offices where such books and records are maintained within sixty (60) days following the delivery by Landlord to Tenant of such Operating Statement. Within such sixty
(60) day period, Tenant may file written exception to any items of expense, provided, however, that nothing herein shall be deemed to afford Tenant any right to withhold any disputed payment claimed by Landlord to be due from Tenant to Landlord, and Tenant shall promptly make all such payments as aforesaid. All information and calculations set forth in the Operating Statement shall be binding upon Tenant and no longer subject to challenge or dispute following such sixty (60) day period unless and to the extent Tenant shall have timely disputed the same and such dispute shall not have been resolved. If it is determined that Landlord overcharged Tenant, then Landlord shall promptly refund any overcharge to Tenant.

     4.5  UTILITIES

     Electricity and all other utilities for Tenant's operations in the Premises shall be separately metered. The cost of such utility usage shall be billed directly to and paid directly by Tenant.

     4.6  NET LEASE

          It is understood and agreed that this Lease is a net lease and that the Annual Fixed Rent is absolutely net to Landlord excepting only those matters which Landlord is required to pay under this Lease.

                                    ARTICLE V
                              LANDLORD'S COVENANTS

     5.1  LANDLORD'S COVENANTS

          Landlord covenants:

          5.1.1 except as otherwise provided in Article VII, to make such repairs and/or replacements to the boiler, roof, foundation, other structural components, exterior walls, floor slabs and to the underground storage tank as may be necessary to keep them in serviceable condition unless such repairs and/or replacements are due to the negligence or neglect of Tenant, its agents, contractors or employees.

          5.1.2 that Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations under this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term, subject to all terms and provisions hereof.

          5.1.3 that Landlord shall insure the Premises for full replacement value under an "all-risk" insurance policy, with such reasonable deductibles as a prudent owner of similar properties would obtain.

     5.2  INTERRUPTIONS

     Except if due to the gross negligence or willful misconduct of Landlord or its agents, contractors or employees, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses and shortages, the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot, however the necessity may occur; provided, however, that Landlord shall use reasonable efforts to avoid interference with Tenant's use and operations at the Premises. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or from furnishing any services or performing any other covenant or duty to be performed on Landlord's part under this Lease by reason of any cause reasonably beyond Landlord's control, including, without limitation, the causes set forth in Section 10.15, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Section 7.l, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, or total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency, until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof, and except in case of emergency repairs, Landlord will give

Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid inconvenience to Tenant by reason thereof.

                                   ARTICLE VI
                               TENANT'S COVENANTS

     6.1  TENANT'S COVENANTS

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

          6.1.1 to pay when due all Annual Fixed Rent, Additional Rent, all taxes which may be imposed on Tenant's personal property on the Premises (including without limitation, Tenant's fixtures and equipment) regardless to whomever assessed and all other charges and sums due under this Lease.

          6.1.2 except as otherwise provided in Article VII and Section 5.1, to keep the Premises in good order, repair and in a first class condition, including, without limitation, periodic cleaning of the Premises and plowing of the Parking Area at its sole cost and expense, reasonable wear, and damage by fire and casualty and eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein (except Tenant's removable property) in such order, repair and condition, first removing all goods, effects, and fixtures of Tenant including Tenant's removable property and any of Tenant's signage which may be attached to the Building or to the Premises, and repairing all damage caused by such removal and restoring the Premises (or the Building, as required) and leaving them clean and neat. If Tenant fails to surrender possession of the Premises in the condition required under the terms of this Lease (including, but not limited to, the removal of signage) the Tenant shall be deemed a tenant-at-sufferance and hereby agrees that the fair rental value for the Premises for each month after the expiration of the term shall be the sum of (x) one hundred fifty percent (150%) of the then-applicable Annual Fixed Rent, and (y) all Additional Rent and other charges and sums due under this Lease. Acceptance by Landlord of such payments shall not constitute a consent to Tenant's holding over nor result in a renewal of Tenant's rights to occupy the Premises. All payments during any holdover period shall be in addition to, and shall not affect or limit, Landlord's right of reentry, or any other rights of Landlord under this Lease or as provided at law or in equity.

          6.1.3 not to injure or deface the Premises nor to permit in the Premises any auction sale, or nuisance, or the emission from the Premises of any reasonably objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is contrary to law or ordinance (including, without limitation, the Cambridge Zoning Ordinance) or which is liable to invalidate or increase the premiums for any insurance on the Building (unless

     Tenant pays such increase) or its contents or is liable to render necessary any alteration or addition to the Building.

          6.1.4 not without prior consent of Landlord to permit the painting or placing of any signs or the placing of any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from the atriums, elevator lobby or from outside the Premises; and to comply with all reasonable rules and regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Premises and their facilities and approaches.

          6.1.5 to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Uses.

          6.1.6 not without prior consent of Landlord to assign, mortgage, pledge or otherwise transfer this Lease or to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant. In connection with any request by Tenant for Landlord's consent to the assignment of this Lease or subletting of all or any part of the Premises, Tenant shall submit to Landlord in writing (i) the name of the proposed assignee or subtenant, (ii) such information as to the nature of the business of the proposed assignee or subtenant, the financial responsibility and standing of the proposed assignee or subtenant as Landlord may reasonably require and such further information as Landlord may request, and (iii) all of the terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such request and information, Landlord shall have an option to be exercised in writing within thirty (30) days after its receipt from Tenant of such request and information if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than sixty (60) nor more than one hundred and twenty (120) days following the giving of such notice. In the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Lease Term.

          If this Lease shall be canceled as to a portion of the Premises only, the Annual Fixed Rent and applicable items of Additional Rent shall thereafter be abated proportionately according to the ratio that the number of square feet in the portion of the space surrendered bears to the Rentable Floor Area of Tenant's Space; as additional charges and sums due under the Lease, Tenant shall reimburse Landlord promptly for reasonable legal and other reasonable expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

          In the event Landlord shall not exercise its option to cancel this Lease pursuant to the foregoing provisions, Landlord shall not unreasonably withhold its consent to the requested assignment or subletting, provided that the terms and provisions of such assignment or subletting shall specifically make this Section 6.1.6 applicable to such assignee or sublessee so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment and subletting which are set forth herein; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in a subsequent instance; and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption of all the obligations of this Lease by the assignee running to Landlord and all persons claiming by, through or under Landlord; such instrument of assumption shall not release or discharge assignee from its liability as Tenant hereunder. In the event Landlord shall not exercise its option to cancel this Lease pursuant to the foregoing provisions, Landlord shall be entitled to receive all amounts received by Tenant in excess of the Annual Fixed Rent and Additional Rent reserved in this Lease applicable to the space being so assigned or sublet after deduction of Tenant's actual costs associated with the assignment or sublease.

     Notwithstanding the foregoing, no consent shall be required for the assignment of the lease to a wholly owned subsidiary of Tenant or a purchaser of all or substantially all of Tenant's assets or to an entity which controls, is controlled by or is under common control with Tenant, provided in each case the resulting entity assumes all of Tenant's obligations and agrees to be bound by all of the terms and conditions of this Lease.


          6.1.7 to defend, with counsel approved by Landlord, or, in the case of actions defended by Tenant's insurer, by counsel approved by such insurer, save harmless, and indemnify Landlord from any liability or injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees), (i) arising from the willful act or negligence of Tenant or from any use made or thing done or occurring on the Premises not due to the willful act or negligence of Landlord or willful act or gross negligence of its agents, contractors or employees or
     (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.

          6.1.8 to maintain public liability insurance in the Premises in the amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section l.l, and, from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord with the certificates thereof.

          6.1.9 to keep all Tenant's employees working in the Premises covered by worker's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

          6.1.10 to permit Landlord and Landlord's agents to examine the Premises at reasonable times, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary to address or avert an emergency, and to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like, not consented to in writing pursuant to Section 6.1.4, and to show the Premises to prospective tenants of the Premises during the twelve (12) months preceding expiration of the Term (or earlier termination date if applicable) and to prospective purchasers and mortgagees and prospective tenants of the Premises at all reasonable times upon reasonable telephonic notice to Tenant.

          6.1.11 not to place a load upon the Premises exceeding an average rate of eighty (80) pounds of live load per square foot of floor area.

          6.1.12 all the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, unless caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

          6.1.13 not to suffer or permit any liens to stand against the Premises by reason of work, labor services or materials done for or at the request of Tenant. Tenant shall cause any such liens to be discharged or bonded over immediately.

          6.1.14 in case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any party thereof claiming under Tenant, to pay, as additional rent, all costs, including without limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation, and as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

          6.1.15 to pay on demand the Landlord's expenses, including reasonable attorneys' fees and expenses, incurred in enforcing the obligation of Tenant under this Lease or in curing any default by Tenant under this Lease.

          6.1.16 to pay directly to the provider of the service, all separately metered charges for electricity and all charges for janitorial services snowplowing and other services furnished to the Premises.

          6.1.17 to comply with all laws, ordinances, rules, regulations and governmental and provisional guidelines with respect to the storage and disposal of medical waste and/or hazardous materials, and to cause any medical waste and/or hazardous materials generated by the Tenant to be removed from the Premises, Building and Lot in conformity with all such laws, ordinances, rules, regulations and guidelines at Tenant's sole cost and expense.

          6.1.18 With respect to Tenant's breach of any covenant contained in this Article 6, Tenant agrees to indemnify and hold Landlord harmless from any liability or injury, loss, accident or damage and from any claims, actions, proceedings and expenses and costs in connection therewith relating to such breach.


                                   ARTICLE VII
                               CASUALTY AND TAKING

     7.1  CASUALTY AND TAKING

     In case during the Term all or any substantial part of the Premises are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's or Tenant's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to the other within sixty (60) days after receipt by each party of notice of the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination. Tenant shall also have the right to terminate as described above,
(a) in the event of damage to or taking of the Premises which renders Tenant unable to conduct its business in the Premises and which cannot be restored within one hundred twenty (120) days, or (b) in the event of damage to the Premises in the last ninety (90) days of the Term. The effective date of any termination by Landlord or Tenant under this Section shall be not less than fifteen (l5) nor more than thirty (30) days after the date of such notice of termination. In case of any such damage or taking, Landlord shall notify Tenant within thirty (30) days after the occurrence thereof of Landlord's estimate of the time needed to do the construction work necessary to put the Premises or such remainder in proper condition for use and occupancy, or of the percentage of the Building, Premises taken.

     If in any such case the Premises are rendered unfit for use and occupation by the Tenant and the Lease is not so terminated, Landlord shall use due diligence (following the expiration of all periods in which either party may terminate this Lease pursuant to the foregoing provisions of this Section 7.l) to put the Premises, or in case of a taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 3.l), into proper condition for Tenant's use and occupation, and a just proportion of the Annual Fixed Rent and Additional Rent due hereunder, according to the nature and extent of the injury, shall be abated until the Premises or such remainder shall have been put by Landlord in such condition. In case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and Additional Rent shall be abated for the remainder of the Term.

     7.2  RESERVATION OF AWARD

     Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request hereby. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) trade fixtures, furniture or equipment owned and installed by Tenant or anybody claiming under Tenant at its own expense, or fixtures or items the removal of which is required or permitted by any agreement given pursuant to
Section 3.l, (ii) relocation expenses allocated or awarded to Tenant or recoverable by Tenant from such authority in a separate action or (iii) leasehold improvements which were directly paid for by Tenant (i.e. not paid for by Landlord and reimbursed over time by Tenant).

                                  ARTICLE VIII
                               RIGHTS OF MORTGAGEE

     8.1  SUBORDINATION

     The Lease shall be subject and subordinate to any mortgage on the Premises or any part thereof, now or at any time hereafter in effect, and to all advances made thereunder and to the interest thereon and all renewals, replacements and extensions thereof provided the holder of the mortgage agrees in writing to recognize the rights of Tenant under this Lease, unless the holder of such mortgage elects by notice to Tenant to have this Lease superior to its mortgage. Any such mortgage to which the Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. The Premises or Building, or both, are separately and together hereinafter in this
Article VIII referred to as "the mortgaged premises". The word "mortgagee" as used in this Lease shall include the holder for the time being whenever the context permits.

     8.2  ENTRY OTHER THAN FOR FORECLOSURE

     Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, and during the period of such possession, the holder of a mortgage shall have all rights of Landlord and shall have the duty to perform all of Landlord's obligations under this Lease. No such holder shall be liable to perform any other of Landlord's covenants and obligations arising under this Lease prior to its taking possession.

     8.3  ENTRY FOR FORECLOSURE

     Except as otherwise provided in Section 8.2 hereof, no such holder of a mortgage shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage or upon conveyance pursuant to a deed in lieu of foreclosure, such holder shall be liable to perform all of the subsequent obligations of Landlord, subject to the provisions of Section 8.6 and subject to and with the benefit of the provisions of Section l0.5.

     8.4  NO PREPAYMENT

     No Annual Fixed Rent, Additional Rent, or any other charge or sum under the Lease shall be paid more than ten (10) days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     8.5  NO RELEASE OR TERMINATION

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to commence a cure of the condition complained of within a reasonable time thereafter; but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

     8.6  NO MODIFICATION, ETC.

     No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

     8.7  CONTINUING OFFER

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreement contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such, and such mortgagee shall be entitled to enforce such provisions in its own name.

     8.8  IMPLEMENTATION

     Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

                                   ARTICLE IX
                                    DEFAULTS

     9.1  EVENTS OF DEFAULT

     If (a) Tenant shall fail to pay Annual Fixed Rent or Additional Rent or any other charge or sum due under the Lease within ten (10) business days after written notice of Tenant's failure to pay on the date when due (or if during any twelve month period in which Tenant has previously failed two times to pay Annual Fixed Rent or Additional Rent or any other charge or sum when due, Tenant thereafter fails to pay Annual Fixed Rent or Additional Rent or any other charge or sum on the date when due); or (b) if Tenant shall fail to perform any of Tenant's other covenants, agreements or obligations hereunder, and such failure shall continue for more than thirty (30) days after written notice thereof from Landlord to Tenant (or, if such failure is not susceptible of cure within thirty
(30) days, Tenant fails to pursue diligently and continuously such cure to completion); or (c) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors; or (d) if Tenant's leasehold interest shall be taken on execution; or (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and is not discharged or bonded over within thirty (30) days after Tenant receives notice thereof; or (f) if a petition is filed by Tenant or any guarantor of Tenant for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect; or (g) if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases (each such case being deemed an "Event of Default"), Landlord and the agent and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant in accordance with Section 10.4, and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate.

     9.2  TENANT'S OBLIGATIONS AFTER TERMINATION

          In the event that this Lease is terminated due to an Event of Default, Tenant covenants to pay forthwith to Landlord, as compensation, the total rent reserved for the residue of the Term discounted over the balance of the lease term at a rate of nine percent (9%). In calculating the rent reserved there shall be included, in addition to the Annual Fixed Rent, all Additional Rent and all charges and sums due under the Lease, the value of all other considerations agreed to be paid or performed by Tenant for said residue. In calculating the amounts to be paid by Tenant hereunder, Tenant shall be credited with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's actual expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. Any action of Landlord in accordance with this Section 9.2 or any failure of Landlord to relet or collect rent after reletting shall not operate or be construed to release or reduce Tenant's liability as aforesaid, provided, however, that Landlord hereby agrees to exercise commercially reasonable good faith efforts to relet the Premises and otherwise to mitigate damages arising out of an Event of Default.

     Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency, by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

     9.3  LANDLORD'S DEFAULT

     Landlord shall not be deemed to be in default hereunder unless its default shall continue for thirty (30) days, or such additional time as is reasonably required to correct its default, provided that Landlord shall begin such correction within such thirty (30) day period and thereafter prosecute the curing of such default to completion with due diligence after written notice thereof has been given by Tenant to Landlord specifying the nature of the alleged default. Landlord shall have the right to dispute Tenant's allegation of default. In no event hereunder shall Tenant be entitled to a right of set-off. In the event of Landlord's default, Tenant shall be obligated to continue to pay all rent due hereunder in full.

     9.4  ADMINISTRATIVE CHARGE FOR LATE RENT

     If any payment of Annual Fixed Rent or Additional Rent or any other charges and sums is in default as provided in Section 9.1 hereof, Tenant shall pay Landlord as late rent, upon demand, an amount equal to three percent (3%) of the amount in default as compensation for Landlord's extra administrative costs in investigating and collecting such late rent.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 TITLES

     The titles of the Articles are for convenience only and are not to be considered in construing this Lease.

     10.2 NOTICE OF LEASE

     This Lease shall not be recorded; provided however that at the request of either party hereto, both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration. If this Lease is terminated before the Term expires, upon request of either party, each party shall execute and deliver an instrument in such form acknowledging the date of termination.

     10.3 CONSENT

     Except where otherwise provided herein, whenever any approval, consent, authorization or the like by Landlord or Tenant is expressly required by this Lease, the approval, consent, authorization or the like shall not be delayed or withheld unreasonably.

     10.4 NOTICE

     Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to

Landlord at Landlord's Address as set forth in Section 1.1 or at such other address as may have been specified by prior notice to Tenant, and if to Tenant, at Tenant's Address as set forth in Section 1.1 or at such other address as may have been specified by prior notice to Landlord. Any communication or notice so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested; delivered by hand; or sent by overnight delivery service. Notice shall be deemed effective on the earlier of the date of actual delivery as shown by the return receipt or forty eight (48) hours after notice is sent in accordance with this Section 10.4.

     10.5 BIND AND INURE

     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Whenever the Premises are owned by a partnership, no general partner or limited partner of such partnership shall have any personal liability hereunder.

     10.6 NO SURRENDER

     The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     10.7 NO WAIVER, ETC.

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the rules and regulations referred to in Section 6.1.4 shall not be deemed a waiver of such violation nor prevent a subsequent act which would have originally constituted a violation, from having all the force and effect of an original violation. The failure of Landlord to enforce any of said rules and regulations against any other tenant in the Building shall not be deemed a waiver of any such rules or regulations. The receipt by Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed to be a waiver of such breach by Landlord or by Tenant, unless such waiver is in a writing signed by the party so waiving. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     10.8 NO ACCORD AND SATISFACTION

     No acceptance by Landlord of a sum lesser than the Annual Fixed Rent, Additional Rent or other charges and sums then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided for in this Lease.

     10.9 CUMULATIVE REMEDIES

     The specific remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which either of them may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease, or to a decree compelling specific performance of any such covenants, conditions or provisions.

     10.10 PARTIAL INVALIDITY

     If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     10.11 LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

     In the event of an Event of Default on the part of Tenant hereunder, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to cure such Event of Default notwithstanding the fact that no specific provisions for such substituted performance by Landlord is made in this Lease with respect to such Event of Default. Except in case of emergency, these rights shall be exercised only after ten ( l0) days' prior written notice from Landlord to Tenant of Landlord's intention to do so. In performing such cure, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of eighteen percent (18%) per annum) and all necessary incidental out-of-pocket costs and expenses in connection with the performance of any such act by Landlord shall be deemed to be charges and sums due under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

     10.12 ESTOPPEL CERTIFICATES

     Both parties agree from time to time, upon not less than fifteen (15) days' prior written request by the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying, to the extent true, that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent, Additional Rent and other charges and sums due under the Lease and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the Annual Fixed Rent, Additional Rent and other charges and sums have been paid. Any such statement delivered pursuant to this Section
10.12 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises.

     10.13 WAIVER OF SUBROGATION

     Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and if it can be so written without additional premium, or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury of loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause of endorsement to the extent of the indemnification received thereunder.

     10.14 BROKERAGE

     Tenant and Landlord represent and warrant to the other that such representing party has dealt with no broker in connection with this transaction other than the Broker named in Section 1.1. In the event of a breach of such representation, the misrepresenting party agrees to defend, indemnify and save the other party from and against any and all claims for a commission arising out of this Lease, other than from the Broker.

     10.15 UNAVOIDABLE DELAYS

     Except as otherwise set forth herein, this Lease and the obligations of Tenant to pay rent hereunder and the obligations of Landlord or Tenant, respectively, to perform all of the other covenants and agreements hereunder on the part of Landlord or Tenant, respectively, to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making any repair, additions, alterations, or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by any cause beyond Landlord's or Tenant's reasonable control, including without limitation, strike or labor troubles, delays in obtaining governmental approvals, inability or delays in obtaining labor or materials, government pre-emption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof or by reason of conditions of supply and demand which have been or are affected by war or other emergency but excluding financial incapability of Landlord. Such delays shall hereinbefore and hereinafter be referred to as "Unavoidable Delays."

     10.16 SECURITY DEPOSIT

     Upon the execution of this Lease, the Tenant shall pay to the Landlord the amount of $53,750.00 which shall be held as security for the Tenant's performance, as herein provided, and refunded to the Tenant in full at the end of the Term, provided that the Tenant has fully performed all of Tenant's obligations hereunder.

     Upon an Event of Default, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Annual Fixed Rent, Additional Rent or other sums for loss or damage sustained by Landlord due to such breach on the part of Tenant; and Tenant shall forthwith upon demand restore said security to the original sum deposited. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of rents and other charges due Landlord for all periods prior to the filing of such proceedings.

     10.17 LIABILITY OF LANDLORD

     Tenant specifically agrees to look solely to Landlord's then equity interest in the Premises at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor) nor any partner of Landlord (nor any principal of any such partners) shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. In no event shall either party ever be liable to the other for any loss of business or any other indirect or consequential damages.

     10.18 PARKING LOT

     In accordance of the provisions of this Lease, Tenant has the right to use 45 spaces in the Parking Lot. At the present time Landlord has not granted anyone else the right to use parking spaces in the Parking Lot and accordingly, Tenant shall be responsible for all maintenance and repair with respect to the Parking Lot. In the event that Landlord provides Tenant with written notice that Landlord is granting another party the right to use parking spaces in the Parking Lot in excess of the 45 parking spaces leased by Tenant, Landlord shall be responsible for the maintenance and repair of the Parking Lot and Tenant shall be responsible for reimbursing Landlord, as additional rent, for its proportionate share of such costs based on the percentage of use determined by the number of spaces leased by Tenant divided by the number of spaces authorized to be leased by Tenant and the other party or parties which Landlord has identified in its notice or notices to Tenant. Tenant shall pay such amounts in accordance with Section 4.4 of the Lease.


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
     Executed as a sealed instrument in two or more counterparts on this 15 day of May, 1997.


                                         LANDLORD:

                                         TRUSTEE UNDER THE WILL OF
                                         HARRY F. STIMPSON


                                         By:   /s/ H. F. Stimpson, Trustee
                                               ---------------------------------
                                               Harry F. Stimpson, III, Trustee

                                         TENANT:

                                         IMMUNOGEN, INC., A MASSACHUSETTS
                                         CORPORATION


                                         By:   /s/ Kathleen A. Carroll
                                               ---------------------------------
                                               Name:  Kathleen A. Carroll
                                               Title: Vice President Finance and
                                                      Administration


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